UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ensysce Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On March 23, 2023

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Ensysce Biosciences, Inc., a Delaware corporation (the “Company” or “Ensysce”), will be held virtually at https://agm.issuerdirect.com/ensc on March 23, 2023, at 9:00 a.m. (Pacific time), for the following purposes (which are more fully described in the proxy statement, which is attached and made a part of this Notice):

1.	To approve an amendment to our Certificate of Incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twelve, with the exact ratio to be set within this range by the Board in its sole discretion, in the form attached as Annex A to this Proxy Statement (the “Reverse Split Proposal”); and

2.	To approve an amendment to the Company’s bylaws to decrease the number of shares of common stock needed to establish a quorum for meetings of stockholders (the “Bylaws Proposal”); and

3.	To consider and vote upon the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement (the “Adjournment Proposal”).

Pursuant to the Amended and Restated Bylaws of the Company, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in this Notice of Special Meeting of Stockholders.

The Board of Directors recommends that stockholders vote “FOR” each of the Reverse Split Proposal, the Bylaws Proposal and the Adjournment Proposal. The Board of Directors’ reasons for seeking approval of each of the proposals are set forth in the attached Proxy Statement.

Stockholders of record at the close of business on February 13, 2023 (the “Record Date”) are entitled to notice of, and to, virtually, attend and to vote at, the Special Meeting and any postponement or adjournment thereof.

Due to health concerns stemming from COVID-19 and to support the health and well-being of our stockholders, the Special Meeting will be a virtual meeting. Please see “Questions and Answers about the Special Meeting and Voting — 12. How do I attend the Special Meeting?” for more information. All stockholders are cordially invited to attend the Special Meeting online by visiting https://agm.issuerdirect.com/ensc. Stockholders of record as of the Record Date may also cast their votes virtually at the Special Meeting by submitting a ballot via the live webcast. Please note that if your shares are held in the name of a bank, broker, or other nominee, and you wish to vote at the Special Meeting, you must instruct your bank, broker or other nominee how to vote your shares or you may cast your vote virtually at the special meeting by obtaining a proxy from your bank, broker or other nominee.

Whether or not you plan to attend the Special Meeting, you are encouraged to read the Proxy Statement and then cast your vote as promptly as possible in accordance with the instructions contained in the Proxy Statement. Even if you have given your proxy, you may still vote online if you follow the instructions contained in the Proxy Statement.

By Order of the Board of Directors of
Ensysce Biosciences, Inc.

Sincerely,

/s/ Dr. Lynn Kirkpatrick
Dr. Lynn Kirkpatrick

President and Chief Executive Officer

La Jolla, California

February 23, 2023

Your vote is important, whether you expect to attend the Special Meeting of Stockholders. You are urged to vote either via the Internet or to mark, sign and date and promptly return the proxy in the stamped return envelope provided with such materials. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 23, 2023: This notice of meeting and the accompanying proxy statement are available at www.iproxydirect.com/ensc.

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL 1: PROPOSAL TO ADOPT AND APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWELVE, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS, IN THE FORM ATTACHED AS ANNEX A TO THIS PROXY STATEMENT	6

PROPOSAL 2: PROPOSAL TO ADOPT AND APPROVE AN AMENDMENT TO OUR BYLAWS TO DECREASE THE NUMBER OF SHARES OF COMMON STOCK NEEDED TO ESTABLISH A QUORUM FOR MEETINGS OF STOCKHOLDERS; AND	14

PROPOSAL 3: PROPOSAL TO CONSIDER AND VOTE UPON THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT	15

VOTING AND PROXY PROCEDURES	16

SOLICITATION OF PROXIES	18

OTHER MATTERS AND ADDITIONAL INFORMATION	18

ANNEX A – FORM OF CERTIFICATE OF AMENDMENT	A-1

ANNEX B – AMENDMENT TO THE AMENDED AND RESTATED BYLAWS	B-1

ENSYSCE BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

March 23, 2023

PROXY STATEMENT

The following information is furnished to each stockholder in connection with the foregoing Notice of Special Meeting of Stockholders of Ensysce Biosciences, Inc. to be held virtually at https://agm.issuerdirect.com/ensc, on March 23, 2023, at 9:00 a.m. (Pacific time). The enclosed proxy is for use at the special meeting of stockholders (the “Special Meeting”) and any postponement or adjournment thereof. Unless the content requires otherwise, references to “Ensysce,” “the Company,” “we,” “our,” and “us” in this Proxy Statement refer to Ensysce Biosciences, Inc. and its subsidiaries.

In accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), the Special Meeting has been called for the following purposes:

1.	To approve an amendment to our Certificate of Incorporation to authorize the Company’s Board of Directors to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, a “Reverse Stock Split,” by a ratio of not less than one-for-five and not more than one-for-twelve, with the exact ratio to be set within this range by the Board in its sole discretion, in the form attached as Annex A to this Proxy Statement (the “Reverse Split Proposal”);

2.	To approve an amendment to the Company’s Bylaws to decrease the number of shares of common stock needed to establish a quorum for meetings of stockholders (the “Bylaws Proposal”); and

3.	To consider and vote upon the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement (the “Adjournment Proposal”).

Pursuant to our Bylaws, no business is proper for consideration, or may be acted upon, at the Special Meeting, except as set forth in the Notice of Special Meeting of Stockholders.

Due to health concerns stemming from COVID-19 and its variants, and to support the health and well-being of our stockholders, the Special Meeting will be a virtual meeting. You will be able to attend and participate in the special meeting online by visiting https://agm.issuerdirect.com/ensc. Please see “Questions and Answers about the Special Meeting and Voting — 12. How do I attend the special meeting?” for more information.

Shares represented by duly executed and unrevoked proxies will be voted at the Special Meeting and any postponement or adjournment thereof in accordance with the specifications made therein. If no such specification is made, shares represented by duly executed and unrevoked proxies will be voted “FOR” the Reverse Split Proposal, “FOR” the Bylaws Proposal and “FOR” the Adjournment Proposal.

Questions and Answers about the Special Meeting and Voting

1.	Why am I receiving these materials?

The Company sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Special Meeting.

2.	What is the purpose of the Special Meeting?

At the Special Meeting, the stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders.

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3.	Who can vote at the Special Meeting?

Only stockholders of record at the close of business on February 13, 2023 (the “Record Date”). At the close of business on the Record Date, there were 15,025,584 shares of common stock and 15,026 shares of Series A preferred stock issued and outstanding and entitled to vote.

4.	What are my voting rights and how many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. Each share of Series A preferred stock you own is entitled to 1,000,000 votes (1,000 votes per one-thousandth of a share of Series A preferred stock) as of the Record Date with respect to the Reverse Split Proposal and the Adjournment Proposal and will vote together with the common stock as counted as a single class with respect to such matters; provided, however, that such shares of Series A preferred stock shall, to the extent cast (and therefore not redeemed as described below under “Background on our Series A Preferred Stock”), be voted in the same proportion as the aggregate shares of common stock are voted on the Reverse Split Proposal and the Adjournment Proposal (excluding any shares of common stock that are not voted). There is no cumulative voting.

5.	How many votes are needed to approve the proposals?

To adopt and approve the Reverse Split Proposal, the affirmative vote of holders of a majority of the combined voting power of the outstanding shares of common stock and Series A preferred stock entitled to vote on the proposal, voting together and counted as a single class, will be required. Abstentions and broker non-votes are not counted in determining the number of shares of common stock voted for or against. The votes of the Series A preferred stock will, to the extent cast on the Reverse Split Proposal, automatically and without further action of holders of Series A preferred stock mirror votes cast by holders of common stock (excluding any shares of common stock that are not voted), without regard to abstentions or broker non-votes by holders of common stock. Because the voting standard for the proposal is a majority of the combined voting power of the outstanding shares of common stock and Series A preferred stock entitled to vote on the proposal, voting together and counted as a single class, abstentions and broker non-votes will, in one way, have the effect of a vote “Against” the proposal. However, because the Series A preferred stock has 1,000,000 votes per share on the Reverse Split Proposal and such votes must be counted in the same proportion as the aggregate shares of common stock voted on the Reverse Split Proposal at the Special Meeting (excluding abstentions and any shares of common stock that are not voted), the failure of a share of common stock to be voted on the Reverse Split Proposal will, in another way, have no impact on the outcome.

With respect to the Bylaws Proposal, the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the proposal, will be required. Abstentions and broker non-votes are treated the same as votes “Against” the proposal.

With respect to the Adjournment Proposal, the affirmative vote of the majority of votes cast by shares of our Common Stock and Series A Preferred Stock present or represented by proxy and entitled to vote at the Special Meeting affirmatively or negatively is required for approval. Only votes “For” or “Against” will affect the outcome, and abstentions and broker non-votes, if any, will have no effect.

6.	Will choosing not to vote my shares have the same effect as casting a vote against the Reverse Split Proposal and Adjournment Proposal?

No. If you prefer that the Reverse Split Proposal not be approved, you should cast your vote against the proposal. Approval of the Reverse Split Proposal requires the affirmative vote of holders of a majority of the combined voting power of the outstanding shares of common stock and Series A preferred stock entitled to vote on the proposal, voting together and counted as a single class, assuming a quorum is present. Because the Series A preferred stock has 1,000,000 votes per share on the Reverse Split Proposal and such votes must be counted in the same proportion as the aggregate shares of common stock that are voted on the Reverse Split Proposal, the failure of a share of common stock to be voted will effectively have no impact on the outcome of the vote. However, shares of common stock voted against the Reverse Split Proposal will have the effect of causing the proportion of Series A preferred stock voted against the proposal to increase accordingly and vice versa.

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7.	How do I cast my vote?

If you are a stockholder of record on the Record Date, you may vote virtually at the Special Meeting or by submitting a ballot during the live webcast or by submitting a proxy for the Special Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. Please see the answer to “— 12. How do I attend the Special Meeting?” for additional information.

If your shares of common stock are held in “street name” by a bank, broker or other nominee, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. Please see the answer to “— 12. How do I attend the Special Meeting?” for additional information.

8.	How do I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You can revoke a proxy (i) by giving written revocation to the Company’s secretary, (ii) delivering an executed, later-dated proxy or (iii) voting virtually by submitting a ballot at the Special Meeting live webcast. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked. If your common stock is held in street name and you wish to change or revoke your voting instructions, you should contact your financial institution for information on how to do so.

9.	You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining if a quorum exists. If you abstain from voting on the Reverse Split Proposal or the Bylaws Amendment Proposal, your abstention will have the effect of a vote against that proposal. If you abstain from voting on the Adjournment Proposal, your abstention will have no effect on that proposal.

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “— 7. How do I cast my vote?” If your shares are held in street name and you do not provide voting instructions to your financial institution as described above, your financial institution may not have the discretionary authority to vote your shares regarding the proposals. Therefore, we encourage you to provide voting instructions to your financial institution. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “Broker Non-Vote” will occur if your financial institution does not receive instructions from you.

10.	Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the Special Meeting. The Company will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four business days after the date of the Special Meeting.

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11.	Where is the Special Meeting being held?

We will hold the Special Meeting virtually at https://agm.issuerdirect.com/ensc, on March 23, 2023, at 9:00 a.m. (Pacific time), unless postponed or adjourned to a later date.

12.	How do I attend the Special Meeting?

Due to health concerns stemming from COVID-19 and its variants and to support the health and well-being of our stockholders, the Special Meeting will be a virtual meeting. Any stockholder wishing to attend the Special Meeting must register in advance. To register for and attend the Special Meeting, please follow these instructions as applicable to the nature of your ownership of common stock:

Record Owners. If you are a record holder and you wish to attend the Special Meeting, go to https://agm.issuerdirect.com/ensc, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. You will need to log back into the meeting site using your control number immediately prior to the start of the Special Meeting. You must register before the meeting starts.

Beneficial Owners. Beneficial owners who wish to attend the Special Meeting must obtain a legal proxy from the stockholder of record and e-mail a copy of their legal proxy to proxy@issuerdirect.com. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. Beneficial owners should contact Issuer Direct on or before 5:00 p.m. Eastern Time on March 21, 2023, the date that is two days prior to the Special Meeting.

13.	What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of common stock and Series A preferred stock, in the aggregate, entitled to vote on the record date will constitute a quorum for the Reverse Split Proposal and Adjournment Proposal and the holders of a majority of all issued and outstanding shares of common stock entitled to vote on the record date will constitute a quorum for the Bylaws Amendment Proposal. On the record date, there were 15,025,584 outstanding shares of common stock and 15,026 shares of Series A preferred stock outstanding.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the Board or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

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In addition to these mailed proxy materials, our directors, officers, employees and investor relations firm may also solicit proxies in person, by telephone or by other means of communication. Our directors, officers, employees and investor relations firm will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Background on our Series A Preferred Stock

On January 31, 2023, the Board declared a dividend of 0.001 of a share of Series A preferred stock for each outstanding share of common stock held of record as of 5:00 P.M. Eastern Time on February 13, 2023. The shares of Series A preferred stock have 1,000,000 votes per share (or 1,000 votes per 0.001 of a share of Series A preferred stock). The terms of the Series A preferred stock are set forth in a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), filed with the State of Delaware and effective on February 1, 2023. There are 15,026 shares of Series A preferred stock outstanding as of the Record Date.

The shares of Series A preferred stock do not have any voting rights except with respect to the Reverse Split Proposal and the Adjournment Proposal presented at this Special Meeting and at any adjournments or postponements thereof, or otherwise as required by law or as set forth in the Certificate of Designation.

Each holder of record of our Series A preferred stock is entitled to 1,000,000 votes per share of Series A preferred stock; provided, that, such shares of Series A preferred stock shall, to the extent cast on the Reverse Split Proposal and the Adjournment Proposal, be automatically and without further action of the holders thereof voted in the same proportions as shares of common stock are voted on the Reverse Split Proposal and the Adjournment Proposal (excluding any shares of common stock that are not voted). As an example, if the holders of 50.5% of the outstanding shares of common stock voted at the Special Meeting are voted for the Reverse Split Proposal, 50.5% of the votes cast by the holders of the Series A preferred stock shall be deemed to be cast for the Reverse Split Proposal. However, all shares of Series A preferred stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed pursuant to the terms of the Series A preferred stock as of such time (the “Initial Redemption”). Any outstanding shares of Series A preferred stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board, or (ii) automatically upon the effectiveness of the amendment to our Certificate of Incorporation to effect the Reverse Split Proposal. As a result, each share of Series A preferred stock redeemed pursuant to the Initial Redemption will have no voting power with respect to the Reverse Split Proposal or any other matter.

The Series A preferred stock was issued to affect the passage of the Reverse Split Proposal and, in order to facilitate the Reverse Split Proposal and the Adjournment Proposal. The Board determined that the issuance of the Series A preferred stock was desirable as the Company recently had difficulty obtaining the vote of at least 50% of its total voting power on matters submitted to stockholders, which is required to approve the Reverse Split Proposal. The Board determined that the issuance of the Series A preferred stock would assist us in obtaining the legally required approval for the Reverse Split Proposal under Delaware law and our organizational documents without disenfranchising voters. Voters would not be disenfranchised because all our stockholders on the Series A preferred stock dividend record date received shares of Series A preferred stock, and all such holders, as well as any holders who purchased our common stock (and therefore Series A preferred stock) prior the Record Date, have the opportunity to vote for or against the Reverse Split Proposal and the Adjournment Proposal.

The use of super-voting preferred stock, such as the Series A Preferred Stock, to approve an amendment to a company’s certificate of incorporation has not been validated by a Delaware court and has been neither specifically prohibited by, nor provided for, in applicable statutes. There can be no assurance that a Delaware court would not find that the use of our Series A Preferred Stock to approve the Reverse Split Proposal and the Adjournment Proposal alters or changes the powers, preferences, or special rights of our common stock, or is otherwise determined to be an insufficient method for approving the Reverse Split Proposal and/or the Adjournment Proposal.

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PROPOSAL 1:

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWELVE, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION without further approval or authorization of our stockholders, IN THE FORM ATTACHED AS ANNEX A TO THIS PROXY STATEMENT.

Introduction

The Board has approved the form of an amendment to our Third Amendment and Restated Certificate of Incorporation, as previously amended (as previously amended the “Certificate of Incorporation”) to combine the outstanding shares of our common stock, into a lesser number of outstanding shares, a so-called “Reverse Stock Split”. As of February 9, 2023, there were 15,025,584 shares of our common stock outstanding. If approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and combination at any time before July 26, 2023 and to fix the specific ratio for the combination, provided that the ratio would be not less than one-for-five and not more than one-for-twelve. The Board would also have the discretion to abandon the amendment prior to its effectiveness.

On January 27, 2023, we received written notice from the staff of the Listing Qualifications Department of Nasdaq (the “Nasdaq Staff”) that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. We have until July 26, 2023 to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. If we are not in compliance by July 26, 2023, we may be afforded a second 180-calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency, which may, if necessary, include implementing the Reverse Stock Split. Our Board currently intends to cure our minimum bid price deficiency by implementing the Reverse Stock Split, if approved by our stockholders. As discussed below, we await the decision of the hearing before the Nasdaq Hearings Panel (the “Panel”) held January 26, 2023 concerning our failure to maintain another Nasdaq continued listing requirement. An unfavorable decision from the Panel could negatively impact our ability to satisfy the $1.00 minimum bid price requirement or result in the delisting of our common stock from The Nasdaq Capital Market.

On October 27, 2022, we amended our Certificate of Incorporation to effect a one-for-twenty (1-for-20) reverse stock split (the “Prior Reverse Stock Split”) of our common stock. The Prior Reverse Stock Split was effective on October 28, 2022 and had been approved by our stockholders at a special meeting of stockholders on September 8, 2022. The Prior Reverse Stock Split had been approved at a ratio of not less than 1-for-5 and not more than 1-for-20 with the exact ratio to be determined in the Board’s discretion. Our Board thereafter selected the 1-for-20 reverse stock split ratio. The market price of our common stock did not increase immediately after the Prior Reverse Stock Split.

On June 17, 2022, we received written notice from the Nasdaq Staff that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. We had until December 14, 2022 to regain compliance with the minimum bid price requirement. On November 11, 2022, we received written notice from Nasdaq that we had regained compliance with the minimum bid price requirement. However, no assurance can be given that we will be able to sustain compliance and, more recently, our common stock has traded below $1.00.

On June 16, 2022 we received written notice from the Nasdaq Staff that we were not in compliance with the Minimum Value of Listed Securities (“MVLS”) requirement of $35 million for continued listing on the Nasdaq Capital Market. We had until December 13, 2022 to regain compliance with the MVLS requirement. To regain compliance, the Company’s MVLS would have had to close at $35 million or more for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq Staff might have required in some circumstances) during the compliance period ending December 13, 2022. The Company could also regain compliance by meeting the continued listing standard of a minimum stockholders’ equity of at least $2.5 million, which standard the Company does not meet currently. The Prior Reverse Stock Split effected in October 2022 (discussed above) was not expected to, and did not, result in Company compliance with the MVLS requirement or the minimum stockholders’ equity of $2.5 million. On December 14, 2022, we received a notice from the Nasdaq Staff referencing the June 16, 2022 notice and stating that the Company had not regained compliance with the MVLS requirement within the period provided and that the securities of the Company would be subject to delisting unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company timely requested a hearing before the Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing, which has been scheduled for January 26, 2023, and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, the Panel has the authority to grant an additional extension period not to exceed June 12, 2023. There can be no assurance that the Panel will grant us additional time to comply with the MVLS requirement and that our common stock will not be delisted by Nasdaq following the hearing before the Panel.

If approved by stockholders, this Reverse Split Proposal would permit (but not require) the Board to effect a Reverse Stock Split of our common stock at any time before July 26, 2023 by a ratio of not less than one-for-five and not more than one-for-twelve, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval (the “Reverse Split Ratio”). We believe that enabling the Board to fix the specific ratio of the Reverse Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;
●	the number of shares of common stock outstanding;
●	the then-prevailing trading price and trading volume of the common stock;
●	the anticipated impact of the Reverse Split on the trading market for the common stock;
●	the impact of the Prior Reverse Stock Split on the trading market for the common stock;
●	Nasdaq restrictions on cumulative reverse stock split ratios of 1-250 or more within two years;
●	potential financing opportunities; and
●	prevailing general market and economic conditions.

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If approved by our stockholders, the Reverse Split would become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to the Certificate of Incorporation to effect the Reverse Split is attached as Annex A to this Proxy Statement. Any amendment to the Certificate of Incorporation to effect the Reverse Split will include the Reverse Split Ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Split

The Company’s common stock is listed on Nasdaq, which has as one of its continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. As discussed above under “Introduction” in this Reverse Split Proposal, in November 2022, we regained compliance with the minimum bid price requirement following the Prior Reverse Stock Split. However, no assurance can be given that we will be able to sustain compliance and, more recently, our common stock has traded below $1.00.

The Reverse Split Proposal is intended primarily to increase our per share bid price and satisfy Nasdaq continued listing requirements. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of the common stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for continued listing on Nasdaq or any other exchange. The delisting of our common stock from Nasdaq may result in decreased liquidity, increased volatility in the price and trading volume of our common stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or the impairment of our ability to raise capital. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects. If our common stock were delisted from Nasdaq, it may qualify for quotation on the OTC Bulletin Board or other over-the-counter marketplace.

We also believe that the low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our common stock may have reduced the effective marketability of its shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

In evaluating this Reverse Split Proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

After considering a range of available options to regain compliance with the minimum bid price requirement, in order to provide flexibility, the Board determined to seek stockholder approval for a range of reverse stock split ratios of not less than one-for-five and not greater than one-for-twelve. The need for the range is due to the volatility of our stock price, the sales price of which ranged from a high of $28.80 to a low of $0.5901 between March 1, 2022 and February 9, 2023.

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We believe that enabling the Board to set the exact Reverse Split Ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Split and selecting the exchange ratio, the Board will consider factors such as:

●	the total number of shares of common stock outstanding;
●	the Nasdaq requirements for the continued listing of our common stock;
●	the historical trading price and trading volume of our common stock;
●	the then prevailing trading price and trading volume for our common stock;
●	the anticipated impact of the Reverse Split on the trading price of and market for our common stock;
●	the impact of the Prior Reverse Stock Split on the trading market for the common stock;
●	Nasdaq restrictions on cumulative reverse stock split ratios of 1-250 or more within two years;
●	the administrative and transaction costs associated with potential exchange ratios;
●	potential financing opportunities; and
●	prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a Reverse Split is intended, absent other factors, to increase the per share market price of the common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of the common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Split will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Split. The market price per share of our common stock after the Prior Reverse Stock Split did not increase in proportion to the reduction in the number of shares of common stock outstanding before the Prior Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. In addition, the Reverse Split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our common stock.

The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Split within the range of ratios specified in this proposal and before July 26, 2023. The Board may also determine that the Reverse Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Split at any time before, during or after the Special Meeting and prior to its effectiveness, without further action by the stockholders.

Potential Effects of Proposed Amendment

If our stockholders approve the Reverse Split and the Board effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that, as described below in “Fractional Shares,” holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split because they hold a number of shares not evenly divisible by the reverse stock split ratio will, in lieu of a fractional share, receive cash (without interest), equal to such fraction multiplied by the average of the closing sales prices of our common stock on the exchange our shares are then trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). In addition, the Reverse Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the Reverse Split. This would have the effect of increasing the number of shares of common stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no pre-emptive rights relating to the common stock. As such, any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

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The subsequent issuance of shares of common stock could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders as such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. This proposal is not being made in response to any effort of which the Board is aware to accumulate shares of common stock or obtain control of the Company.

In addition to sales of common stock, if our stockholders approve the Reverse Split and the Board effects it, the additional authorized shares of common stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the Reverse Stock Split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to common stock now authorized.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Subject to compliance with applicable continued listing requirements, our common stock will continue to be listed on Nasdaq and traded under the symbol “ENSC,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a Reverse Stock Split has occurred. After the effective time of the Reverse Stock Split, it is expected that our common stock will have a new CUSIP number. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split Ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of the common stock.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of common stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of common stock may hold some or all their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

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Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares of common stock registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, then a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Ensysce will not issue fractional shares in connection with the Reverse Stock Split. Instead stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our common stock on the exchange our common stock is then trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split).

Effect of the Reverse Stock Split on Stock-Based Awards

Based upon the Reverse Stock Split Ratio, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options and to the per share base price of all outstanding restricted stock units. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. However, to comply with certain regulations under the Internal Revenue Code of 1986, as amended (the “Code”), the per share exercise price or per share base price of each outstanding option or outstanding restricted stock unit would be rounded up to the nearest whole cent and the number of shares of common stock that could be acquired upon the exercise of each option or restricted stock unit, as applicable, would be rounded down to the nearest whole share. The number of shares reserved for issuance pursuant to outstanding options, restricted stock awards and restricted stock unit awards and, if approved by our stockholders, the unissued aggregate share reserve under our Amended and Restated 2021 Omnibus Incentive Plan will be reduced proportionately based upon the reverse stock split ratio. Finally, no holder of any outstanding option or outstanding restricted stock unit would be entitled to receive payment for any fractional share.

Effect of the Reverse Stock Split on Outstanding Warrants

Based upon the Reverse Stock Split Ratio, the Reverse Stock Split will require that proportionate adjustments be made to the number of shares of common stock issuable upon exercise of the Company’s outstanding warrants such that the number of outstanding warrants/shares of common stock exercisable for those warrants would be proportionally reduced and the exercise price by which the Company’s outstanding warrants may be exercised for common stock would be proportionally increased so that the aggregate exercise price of the warrants is unchanged.

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Accounting Matters

The proposed amendment to the Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split Ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Pro Forma Capitalization of Common Stock

The table below summarizes our pro forma capitalization of our common stock, as of February 9, 2023, before and after giving effect to a hypothetical Reverse Stock Split of one-for-five (1-for-5), one-for-ten (1-for-10) and one-for-twelve (1-for-12). The table below includes the potential conversion of the notes issued by the Company in 2022. The Reverse Stock Split alone would have no effect on our authorized capital stock, including our Series A preferred stock. For purposes of the figures below, share numbers have been rounded down to the nearest whole share.

	Prior to Reverse Stock Split	1-for-5	1-for-10	1-for-12
Authorized Shares of Common Stock:	250,000,000	250,000,000	250,000,000	250,000,000
Shares of Common Stock Issued and Outstanding:	15,025,584	3,005,116	1,502,558	1,252,132
Warrants Issued and Outstanding:	11,849,362	2,369,872	1,184,936	987,446
Amended and Restated 2021 Omnibus Incentive Plan:	379,086	75,817	37,908	31,590
Conversion of 2022 notes:	400,000	80,000	40,000	33,333
Shares of Common Stock Available for Future Issuance:	222,345,968	244,469,195	247,234,598	247,695,499

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Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of common stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of common stock. Ensysce has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This discussion is limited to U.S. Holders who hold their common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income or the application of the constructive sale provisions of the Code, the “qualified small business stock” provisions of Section 1202 of the Code, the “Section 1244 stock” provisions of Section 1244 of the Code, or special rules relevant to tax-qualified retirement plans. In addition, it does not address consequences relevant to holders that are subject to special rules, including, without limitation:

●	persons who are not U.S. Holders;
●	U.S. Holders whose functional currency is not the U.S. dollar;
●	persons holding Ensysce common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	tax-exempt organizations or governmental organizations; and
●	persons who actually or constructively own 10% or more of Ensysce voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding common stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax laws or any applicable state, local or non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effected before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.

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HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

The proposed Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split. A U.S. Holder’s aggregate adjusted tax basis in the shares of common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period in the shares of common stock received should include the holding period in the shares of common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the proposed Reverse Stock Split. U.S. Holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our common stock on the exchange our shares are then trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). A stockholder that, pursuant to the Reverse Split Proposal, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the reverse split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

Required Vote of Stockholders

A quorum being present, the adoption and approval of the Reverse Split Proposal requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of common stock and Series A preferred stock, voting together and counted as a single class, entitled to vote on the Reverse Split Proposal. The holders of common stock have the right to cast one vote per share of common stock on this proposal. The holders of Series A preferred stock have the right to cast 1,000,000 votes per share of Series A Preferred Stock on this proposal; provided, that such votes must be counted in the same proportion as the aggregate shares of common stock that are voted on this proposal (excluding any shares of common stock that are not voted), without regard to abstentions by holders of common stock or broker non-votes. As an example, if 50.5% of the votes cast by holders of common stock present, in person or by proxy, and entitled to vote are voted at the Special Meeting in favor of this proposal, we may count 50.5% of the votes cast by the holders of the Series A preferred stock as votes in favor of this proposal. However, Series A preferred stock redeemed pursuant to the Initial Redemption will have no voting power with respect to this proposal or any other proposal. Because the voting standard for this proposal is a majority of the combined voting power of the outstanding shares of common stock and Series A preferred stock entitled to vote on the proposal, voting together and counted as a single class, abstentions and broker non-votes will, in one sense, have the effect of a vote “AGAINST” the proposal. However, if you prefer that the Reverse Stock Split proposal not be approved, you should cast your vote against the proposal. Because the Series A preferred stock has 1,000,000 votes per share on this proposal and such votes must be counted in the same proportion as the aggregate shares of common stock that are voted on this proposal at the Special Meeting, the failure of a share of common stock to be voted will effectively have no impact on the outcome of the vote. However, shares of common stock voted “AGAINST” the proposal will have the effect of causing the proportion of Series A preferred stock voted against the proposal to increase accordingly and vice versa. For similar reasons, broker non-votes will have the effect of a vote “AGAINST” the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO COMBINE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-TWELVE, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION, IN THE FORM ATTACHED AS ANNEX A TO THIS PROXY STATEMENT

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PROPOSAL 2:

ADOPT AND APPROVE AN AMENDMENT TO OUR BYLAWS TO DECREASE THE NUMBER OF SHARES OF COMMON STOCK NEEDED TO ESTABLISH A QUORUM FOR MEETINGS OF STOCKHOLDERS

Approval of stockholders is being sought for the Bylaws Proposal, which if approved, would amend our Amended and Restated Bylaws (the “Bylaws”) for the purpose of reducing the quorum required for our stockholder meetings (the “Bylaws Amendment”). The Board has determined that the Bylaws Amendment is in the Company’s and our stockholders’ best interests. More specifically, the Bylaws Amendment would reduce the quorum for stockholder meetings from a majority of the outstanding voting securities of the Company (the “Current Quorum”) to one-third (33 1/3%) of the outstanding voting securities of the Company (the “Proposed Quorum”). The Board has adopted and declared advisable the Bylaws Amendment, which amendment is necessary in order to implement the Proposed Quorum, subject to stockholder approval.

The text of the proposed Bylaws Amendment is included as Annex B to this Proxy Statement.

General

A quorum is the minimum number of stockholders that must be present in person or by proxy at a stockholder meeting in order for that meeting to be validly held. It is a requirement under Delaware law that a company specify its quorum for its stockholder meetings by defining the proportion of the voting power that constitutes a quorum in its articles of incorporation or bylaws.

Our Bylaws provide that the Current Quorum for a meeting of the Company’s stockholders is a majority of the combined voting power of the Company’s capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy.

Under Delaware law and Nasdaq Stock Market Rules the minimum quorum requirement is 33 1/3%. Our Current Quorum is above the minimum quorum requirement under Delaware law and Nasdaq.

We may have difficulties reaching our Current Quorum for our stockholder meetings in a timely manner. If we do not achieve our Current Quorum by the originally scheduled meeting dates, then we would have to adjourn the meeting for some period to allow us to solicit further proxies from our stockholders in order to reach the Current Quorum and validly hold the meeting of stockholders. At the September 2022 Special Meeting, less than 56% of our holders voted by submitting their proxies or voting at the respective meeting.

Reasons for the Bylaws Amendment

As a result of the above, the Board believes that a reduction in the quorum for any future stockholder meetings from the Current Quorum to the Proposed Quorum, and the Bylaws Amendment to make this change, is in the best interests of the Company and its stockholders, because the adoption of the Proposed Quorum by making the Bylaws Amendment:

●	will reduce the risk of our failing to achieve the required quorum for any stockholder meetings, which failure would require us to adjourn such meetings and therefore cause us to incur additional costs, such as additional virtual meeting host costs and possibly hiring proxy solicitors, and suffer disruptions to our business; and

●	is high enough to ensure that a broad range of stockholders are present at a stockholder meeting in person or by proxy.

Accordingly, the Board has adopted and declared advisable the Bylaws Amendment, subject to stockholder approval. The text of the proposed Bylaws Amendment is included as Annex B to this Proxy Statement.

Vote Required

Approval of the Bylaws Proposal requires the affirmative vote of the holders of at least fifty percent (50%) of the voting power of the outstanding shares of our common stock. This is the vote required in our Certificate of Incorporation to alter, amend or repeal the Bylaws. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the Bylaws to reduce the quorum requirement for stockholder meetings from a majority of the outstanding voting securities of the Company to one-third (33 1/3%) of the outstanding voting securities of the Company.

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PROPOSAL 3:

CONSIDER AND VOTE UPON THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT

If at the time of the Special Meeting, the number of shares of the Company’s common stock voting in favor of one or more of the proposals set forth in this Proxy Statement is insufficient to approve one or more of those proposals, we may move to adjourn the Special Meeting in order to allow us to continue to solicit additional proxies in favor of the proposals set forth in this Proxy Statement that require additional “FOR” votes for their approval.

The Board believes that it is in the best interests of the Company’s Stockholders to have each of the proposals approved and implemented, and, therefore, enabling us to adjourn the meeting to continue to solicit proxies for one or more of the proposals is advisable. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. However, the Board reserves the right to accept the approval of one matter and not another matter without adjournment. For example, if Proposal 1 is approved and Proposal 2 lacks sufficient votes, the Board reserves the right to accept the result and adjourn the meeting.

The Board Recommends a Vote “FOR” the Adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement and proxies that are returned will be so voted unless otherwise instructed.

Required Vote of Stockholders

A quorum being present, the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by shares of our common stock and Series A preferred stock present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO CONSIDER AND VOTE UPON THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE OTHER PROPOSALS SET FORTH IN THIS PROXY, AS DESCRIBED IN THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Record Date; Voting Rights and Outstanding Shares

Only holders of record of our common stock and Series A preferred stock as of the close of business on February 13, 2023 are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. At the close of business on the Record Date, there were 15,025,584 shares of common stock outstanding. Each holder of Series A preferred stock shall be entitled to one million votes for each share held for the vote on each of the Reverse Split Proposal and Adjournment Proposal. At the close of business on the Record Date, there were 15,026 shares of Series A preferred stock outstanding.

Holders of record who hold shares directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Special Meeting virtually in order to vote on the proposals. To attend the Special Meeting, holders of record must go to https://agm.issuerdirect.com/ensc, enter the control number received on the proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Holders of record will need to log back into the meeting site using the control number previously provided, immediately prior to the start of the Special Meeting. Holders of record must register before the Special Meeting starts.

Investors who hold shares indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (each a “Financial Institution”) must obtain a legal proxy from the Financial Institution and e-mail a copy of the legal proxy to proxy@issuerdirect.com to have their shares voted in accordance with their instructions on the Bylaws Proposal, as Financial Institutions do not have discretionary voting authority with respect to the Bylaws Proposal. Financial Institutions have discretionary voting authority with respect to the other proposals described in this Proxy Statement. Financial Institutions that do not receive voting instructions from Beneficial Holders will not be able to vote those shares with respect to the Bylaws Proposal. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Special Meeting. Beneficial Owners that have obtained a meeting control number will receive an e-mail prior to the meeting with a link and instructions for entering the Special Meeting. Beneficial owners should contact Issuer Direct on or before 5:00 p.m. Eastern Time on March 21, 2023, the date that is two days prior to the Special Meeting.

A quorum of stockholders is necessary to act at the Special Meeting. Stockholders representing shares of capital stock of the Corporation entitled to cast a majority of the combined voting power of votes entitled to be cast by the stockholders of all outstanding shares of capital stock of the Corporation (present in person (including virtually) or represented by proxy) will constitute a quorum. We will appoint an election inspector, who may be a Company employee, for the meeting to determine whether a quorum is present and to tabulate votes cast by proxy or in person (including virtually) at the Special Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

Votes Required for Each Proposal

To approve the proposals being considered at the Special Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?

Reverse Split	Majority Outstanding (of Common Stock and Series A Preferred Stock, Voting as a Single Class)	Yes
Bylaws	Majority Outstanding (of Common Stock)	No
Adjournment	Majority Cast	Yes

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

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“Majority Outstanding” means (a) for the Bylaws Proposal, a majority of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class at the Special Meeting and entitled to vote thereon as of the Record Date and (b) for the Reverse Split Proposal, a majority of the voting power of the outstanding shares of our common stock and Series A preferred stock, voting together as a single class at the Special Meeting and entitled to vote thereon.

“Majority Cast” means a majority of the voting power of shares cast of our common stock and Series A preferred stock present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon.

As discussed above under “Background on our Series A Preferred Stock,” all shares of Series A preferred stock not present in person or by proxy as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed and will have no voting power. The vote required and method of calculation for the proposals to be considered at the Special Meeting are as follows:

Proposal 1—Reverse Split Proposal. Approval of this proposal requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of common stock and Series A preferred stock, voting together and counted as a single class at the Special Meeting and entitled to vote thereon. The holders of Series A preferred stock have the right to cast 1,000,000 votes per share of Series A preferred stock (1,000 votes per one-thousandth of a share of Series A preferred stock) on this proposal; provided, that such votes must be counted in the same proportion as the aggregate shares of common stock that are voted on this proposal (excluding any shares of common stock that are not voted), without regard to abstentions by holders of common stock or broker non-votes. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have the effect of a vote AGAINST the proposal. However, a holder that prefers that the Reverse Split Proposal not be approved should cast its vote against the proposal.

Proposal 2—Bylaws Proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class at the Special Meeting and entitled to vote thereon as of the Record Date. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have the effect of a vote AGAINST the proposal.

Proposal 3—Adjournment Proposal. Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast by shares of our common stock and Series A preferred stock, present in person (including virtually) or by proxy at the Special Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. For purposes of determining whether this proposal has passed, abstentions and Broker non-votes will have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the notice: over the Internet or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Special Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted “FOR” (1) the Reverse Split Proposal, (2) the Bylaws Amendment Proposal and (3) the Adjournment Proposal.

Voting by Proxy Over the Internet

Stockholders whose shares are registered in their own names may vote by proxy by mail or over the Internet. Instructions for voting by proxy over the Internet are set forth on the notice of proxy materials. The Internet voting facilities will close after each proposal is addressed during the special meeting. The notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email with instructions containing a link to future proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

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If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Special Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Special Meeting virtually and desire to vote in person (including virtually) are requested to notify the Company’s secretary in writing prior to the time of the Special Meeting. We request that all such written notices of revocation to the Company be addressed to David Humphrey, Secretary, c/o Ensysce Biosciences, Inc., at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037. Our telephone number is (858) 263-4196. Stockholders may also revoke their proxy by entering a new vote over the Internet.

SOLICITATION OF PROXIES

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by the Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the recommendations of the Board of Directors. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

OTHER MATTERS AND ADDITIONAL INFORMATION

Householding of Proxy Materials

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting our secretary at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, CA 92037. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a household mailing this year, and you would like to receive additional copies of our Annual Report and proxy materials, as applicable, please submit your request to our Secretary at the address of our principal executive offices at 7946 Ivanhoe Avenue, Suite 201, La Jolla, California 92037, who will promptly deliver the requested copy.

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Registered stockholders who have not consented to householding will continue to receive copies of annual reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy materials for all registered stockholders residing at the same address by contacting our secretary as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the next annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. If you are a stockholder and you want to include a proposal in the proxy statement for the next annual meeting in 2023, you would have had to have provided it to Ensysce by no later than January 1, 2023. You should direct any proposals to Ensysce’s secretary at our principal office, 7946 Ivanhoe Avenue, Suite 201, La Jolla, CA 92037.

Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be delivered to our secretary at our principal executive offices at the address set forth above (i) no later than a date (i) not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the prior year’s annual meeting. For the annual meeting in 2023, the stockholder’s notice must be received between February 23, 2023 and March 25, 2023. However, if the date of the Company’s 2023 annual meeting is more than thirty (30) days before or after the anniversary date of this year’s annual meeting, such notice must be received on or before ten (10) days after the day on which the date of the 2023 annual meeting is first disclosed in a public announcement. The stockholder’s notice must also contain the information specified in Section 1.2 of our Bylaws.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

By Order of the Board of Directors of

Ensysce Biosciences, Inc.

Sincerely,

/s/ Dr. Lynn Kirkpatrick
Dr. Lynn Kirkpatrick
President and Chief Executive Officer

La Jolla, California

February 23, 2023

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ANNEX A

CERTIFICATE OF THIRD AMENDMENT OF THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ENSYSCE BIOSCIENCES, INC.

Ensysce Biosciences, Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST. The name of the corporation is Ensysce Biosciences, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation, under the name GLL Acquisition Corp., with the Secretary of State of the State of Delaware on September 11, 2017 and was amended by the Certificate of Amendment, which was filed with the Secretary of State of Delaware on September 11, 2017.

SECOND. A first amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 30, 2017. A second amended and restated certificate of incorporation was filed with the Secretary of State of Delaware on December 1, 2017 (the “Second Amended and Restated Certificate”). A first amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on December 5, 2019. A second amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on March 26, 2020. A third amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on June 29, 2020. A fourth amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of Delaware on November 30, 2020. A third amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 30, 2021 (the “Third Amended and Restated Certificate”). A first amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on September 9, 2022. A second amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on October 27, 2022.

THIRD. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL. The following three paragraphs are hereby added to replace the first two paragraphs of Article IV of the Certificate:

“Upon effectiveness (“Effective Time”) of this amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, a one-for-[  ] reverse stock split (the “Reverse Stock Split”) of the Corporation’s Common Stock shall become effective, pursuant to which each [  ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of our Common Stock. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Stock Split.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split).

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Effective Time).”

FOURTH. This Certificate of Third Amendment of the Third Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of [_____] on [_____], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Third Amended and Restated Certificate of Incorporation, as amended, by this reference. All other provisions of the Third Amended and Restated Certificate of Incorporation, as amended, remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed by the duly authorized officer below as of this [_____] day of [_____] 2023.

ENSYSCE BIOSCIENCES, INC.

By:
Name:
Title:

A-1

ANNEX B

AMENDMENT TO THE AMENDED AND RESTATED BYLAWS

OF

ENSYSCE BIOSCIENCES, INC.

(as amended [___________ __], 2023)

Section 1.5 is deleted in its entirety and replaced with the following:

Section 1.5. Quorum.

At any meeting of the stockholders, the holders of shares of capital stock of the Corporation entitled to cast 1/3rd of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast 1/3rd of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be deemed to cease to exist due to the subsequent withdrawal prior to the closing of the meeting of the Corporation’s voting shares that would result in less than a quorum remaining present in person or by proxy at such meeting. For the purposes of the immediately preceding sentence, an adjournment of a meeting shall not constitute the closing of such meeting.

If a quorum shall fail to attend any meeting, the chairperson of the meeting may adjourn the meeting to another place, if any, date and time. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

B-1

ENSYSCE BIOSCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – MARCH 23, 2023, AT 9:00 AM PACIFIC TIME.

CONTROL ID:
REQUEST ID:

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated February 23, 2023, in connection with the special meeting to be held at 9:00 a.m. Pacific Time, March 23, 2023, virtually at https://agm.issuerdirect.com/ensc, and hereby appoints Dr. Lynn Kirkpatrick the attorney and proxy of the undersigned, with power of substitution to each, to vote all shares of common stock of Ensysce Biosciences, Inc. (the "Company") registered in the name provided, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/ENSC
PHONE:	1-866-752-VOTE(8683)

↓ **Please ensure you fold then detach and retain this portion of this Proxy** ↓

SPECIAL MEETING OF THE STOCKHOLDERS OF ENSYSCE BIOSCIENCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

		→			
Proposal 1		→	**FOR**	**AGAINST**	**ABSTAIN**
	To approve an amendment to our Certificate of Incorporation to authorize the Company's Board of Directors to combine outstanding shares of the Company's common stock into a lesser number of outstanding shares, a "Reverse Stock Split," by a ratio of not less than one-for-five and not more than one-for-twelve, with the exact ratio to be set within this range by the Board in its sole discretion.		☐	☐	☐
Proposal 2		→	**FOR**	**AGAINST**	**ABSTAIN**
	To approve an amendment to the Company's bylaws to decrease the number of shares of common stock needed to establish a quorum for meetings of stockholders.		☐	☐	☐
Proposal 3		→	**FOR**	**AGAINST**	**ABSTAIN**
	To consider and vote upon the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement.		☐	☐	☐
Note:		→	**YES**	**NO**	
	Your Series A preferred stock will be voted in the same manner as you have instructed for your common stock on Proposals 1 and 3. If you wish to vote your Series A preferred stock in a different manner, mark YES and provide instruction on Proposals 1a and 3a.		☐	☐	
1A.		→	**FOR**	**AGAINST**	**ABSTAIN**
	To vote your Series A preferred stock differently on Proposal 1.		☐	☐	☐
3A.		→	**FOR**	**AGAINST**	**ABSTAIN**
	To vote your Series A preferred stock differently on Proposal 3.		☐	☐	☐

CONTROL ID:

REQUEST ID:

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" COMBINING OUTSTANDING SHARES OF COMPANY'S COMMON STOCK (PROPOSAL 1) AND "FOR" DECREASING THE NUMBER OF SHARES OF COMMON STOCK NEEDED TO ESTABLISH QUORUM (PROPOSAL 2).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2023

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)